Exhibit 5.1

[Jones Day Letterhead]

June 22, 2012

Community Choice Financial Inc.

7001 Post Road, Suite 200

Dublin, Ohio 43016

Re:                             Registration Statement on Form S-4 Filed by Community Choice Financial Inc.

Relating to the Exchange Offer (as defined below)

Ladies and Gentlemen:

We have acted as counsel to Community Choice Financial Inc., an Ohio corporation (the “Company”), and the Guarantors (as defined below) in connection with the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Registration Statement relates to the proposed issuance and exchange (the “Exchange Offer”) of up to $395,000,000 aggregate principal amount of 10.75% Senior Secured Notes due 2019 of the Company (the “Exchange Notes”) for an equal principal amount of 10.75% Senior Secured Notes due 2019 of the Company outstanding on the date hereof (the “Outstanding Notes”). The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of April 29, 2011 (as amended, supplemented or otherwise modified, the “Indenture”), by and among the Company, the guarantors listed on Annex A hereto (collectively, the “Covered Guarantors”), the companies listed on Annex B hereto (collectively, the “Other Guarantors” and, together with the Covered Guarantors, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). The Outstanding Notes are, and the Exchange Notes will be, guaranteed (each, a “Guarantee”) on a joint and several basis by the Guarantors.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.              The Exchange Notes, when they are executed by the Company, authenticated by the Trustee in accordance with the Indenture and issued and delivered in exchange for the Outstanding Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company.

2.              The Guarantee of the Exchange Notes of each Guarantor, when it is issued and delivered in exchange for the Guarantee of the Outstanding Notes of that Guarantor in accordance with the terms of the Exchange Offer, will constitute a valid and binding obligation of that Guarantor.

The opinions set forth above are subject to the following limitations, qualifications and assumptions:

For purposes of the opinions expressed herein, we have assumed that the Trustee has authorized, executed and delivered the Indenture and that the Indenture is the valid, binding and enforceable obligation of the Trustee.

For the purposes of our opinion set forth in paragraph 2 above, we have assumed that (a) each of the Other Guarantors is a corporation or limited liability company existing and in good standing under the laws of its jurisdiction of incorporation or organization as listed opposite such Other Guarantor’s name on Annex B hereto (each, a “Jurisdiction”); (b) the Indenture and the Exchange Notes (i) have been authorized by all necessary corporate or limited liability company action, as applicable, of each of the Other Guarantors and (ii) have been executed and delivered by each of the Other Guarantors under the laws of the applicable Jurisdiction; and (c) the execution, delivery, performance and compliance with the terms and provisions of the Indenture and the Exchange Notes by each of the Other Guarantors do not violate or conflict with the laws of the applicable Jurisdiction the provisions of its articles of incorporation, bylaws or other similar formation or organizational documents, as applicable, or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to such Other Guarantor or its properties.

The opinions expressed herein are limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally, and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or in equity.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others. The opinions expressed herein are limited to (i) the laws of the State of New York, (ii) the laws of the State of California, (iii) the laws of the State of Texas, (iv) the laws of the State of Ohio and (v) the General Corporation Law and the Limited Liability Company Act of the State of Delaware, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement.  In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

2

Annex A

Name of Covered Guarantor	State of Incorporation or Organization

ARH-Arizona, LLC	Delaware

BCCI CA, LLC	Delaware

BCCI Management Company	Ohio

Buckeye Check Cashing II, Inc.	Ohio

Buckeye Check Cashing of Arizona, Inc.	Ohio

Buckeye Check Cashing of California, LLC	Delaware

Buckeye Check Cashing of Florida, Inc.	Ohio

Buckeye Check Cashing of Illinois, LLC	Delaware

Buckeye Check Cashing of Kansas, LLC	Delaware

Buckeye Check Cashing of Kentucky, Inc.	Ohio

Buckeye Check Cashing of Michigan, Inc.	Delaware

Buckeye Check Cashing of Missouri, LLC	Delaware

Buckeye Check Cashing of Texas, LLC	Delaware

Buckeye Check Cashing of Utah, Inc.	Ohio

Buckeye Check Cashing of Virginia, Inc.	Ohio

Buckeye Check Cashing, Inc.	Ohio

Buckeye Commercial Check Cashing of Florida, LLC	Delaware

Buckeye Credit Solutions, LLC	Delaware

Buckeye Lending Solutions of Arizona, LLC	Delaware

Buckeye Lending Solutions, LLC	Delaware

Buckeye Small Loans, LLC	Delaware

Buckeye Title Loans of California, LLC	Delaware

Buckeye Title Loans of Kansas, LLC	Delaware

Buckeye Title Loans of Missouri, LLC	Delaware

Buckeye Title Loans of Utah, LLC	Delaware

Buckeye Title Loans of Virginia, LLC	Delaware

Buckeye Title Loans, Inc.	Ohio

California Check Cashing Stores, LLC	Delaware

Cash Central of California, LLC	California

Cash Central of Delaware, LLC	Delaware

Cash Central of Texas, LLC	Texas

CCCIS, Inc.	California

CCCS Corporate Holdings, Inc.	Delaware

CCCS Holdings, LLC	Delaware

CheckSmart Financial Company	Delaware

Checksmart Financial Holdings Corp.	Delaware

CheckSmart Financial, LLC	Delaware

Checksmart Money Order Services, Inc.	Delaware

Community Choice Family Insurance Agency, LLC	Delaware

CS-Arizona, LLC	Delaware

Direct Financial Solutions, LLC	Delaware

Express Payroll Advance of Ohio, Inc.	Ohio

Fast Cash, Inc.	California

First Virginia Credit Solutions, LLC	Delaware

First Virginia Financial Services, LLC	Delaware

Hoosier Check Cashing of Ohio, Ltd	Ohio

National Tax Lending, LLC	Delaware

Annex B

Name of Other Guarantor	State of Incorporation or Organization

Cash Central of Alabama, LLC	Alabama

Cash Central of Alaska, LLC	Alaska

Cash Central of Hawaii, LLC	Hawaii

Cash Central of Idaho, LLC	Idaho

Cash Central of Kansas, LLC	Kansas

Cash Central of Minnesota, LLC	Minnesota

Cash Central of Missouri, LLC	Missouri

Cash Central of Nevada, LLC	Nevada

Cash Central of North Dakota, LLC	North Dakota

Cash Central of South Dakota, LLC	South Dakota

Cash Central of Utah, LLC	Utah

Cash Central of Washington, LLC	Washington

Cash Central of Wisconsin, LLC	Wisconsin

Cash Central of Wyoming, LLC	Wyoming

Insight Capital, LLC	Alabama

Reliant Software, Inc.	Utah